Exhibit 3.3

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TOYS “R” US HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2007, AT 8:17 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5899645 DATE: 08-03-07

2581085 8100
070886704

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:00 AM 08/03/2007
FILED 08:17 AM 08/03/2007
SRV 070886704 — 2581085 FILE
AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TOYS “R” US HOLDINGS, INC.
     Toys “R” Us Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
1.	The name of the Corporation is Toys “R” Us Holdings, Inc. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 11, 1996, under the name of TRU Netherlands Holdings 1, Inc. The Corporation filed its Amended and Restated Certificate of Incorporation (the “Amended Certificate”) with the Secretary of State of the State of Delaware on July 21, 2005.

2.	Article FOURTH of the Amended and Restated Certificate of Incorporation of Toys “R” Us Holdings, Inc. is hereby amended and restated in its entirety as follows:

“FOURTH. Authorized Shares.

(i) Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 55,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”).

(ii) Voting Rights. The holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.

(iii) Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of the Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefore representing in the aggregate the number of shares represented by the surrendered certificate and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

(iv) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (it being understood that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the

Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.”

3.	Pursuant to Sections 228 and 242 of the Delaware General Corporation Law, Amendment No. 1 to the Amended and Restated Certificate of Incorporation (the “Amendment”) has been duly adopted and amends the Amended Certificate as set forth herein.

4.	Immediately upon the filing of the Amendment with the Secretary of State of the State of Delaware, each outstanding share of the Corporation’s Class A Common Stock, par value $0.01 per share, and Class L Common Stock, par value $0.01 per share, shall be converted into a number of shares of common stock, par value $0.01 per share, as determined by the Plan of Reorganization adopted by the Corporation on August 3, 2007.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Amended and Restated Certificate of Incorporation of Toys “R” Us Holdings, Inc. to be effective as of the date of the signature hereto, as indicated below.

TOYS “R” US HOLDINGS, INC.
By:	/s/ David J. Schwartz
Name:	David J. Schwartz
Title:	Assistant Secretary
Date signed: August 3, 2007